Exhibit 99.1

BROADRIDGE REPORTS FIRST QUARTER 2016 RESULTS
Reaffirms Full Year Guidance

LAKE SUCCESS, N.Y., November 5, 2015 – Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter of its fiscal year 2016. Results for the three months ended September 30, 2015 compared with the same period last year were as follows:

First Quarter Fiscal Year 2016 Results:
- Recurring fee revenues increased 10% to $393 million
- Total revenues increased 7% to $595 million
- Adjusted Operating income increased 8% to $68 million
- Operating income increased 4% to $59 million
- Adjusted Net earnings increased 8% to $40 million
- Net earnings increased 3% to $34 million
- Adjusted Diluted earnings per share increased 10% to $0.33
- Diluted earnings per share increased 8% to $0.28
- Closed sales decreased 47% to $17 million

Commenting on the results, Richard J. Daly, President and Chief Executive Officer, said, "Building on the momentum we generated in fiscal year 2015, the first quarter results place us on track to achieve our full year guidance, including recurring fee revenue growth of 10% to 12% and adjusted diluted earnings per share growth of 8% to 12%. Our first quarter results also keep us well positioned to achieve our three-year objectives. During the first quarter, recurring fee revenues grew 10% driven by gains in Net New Business and the acquisitions we made during fiscal 2015.”

Mr. Daly added, “Our sales pipeline is strong, which positions us to achieve our full year closed sales plan given our solid start in the first quarter. I am as confident as ever in Broadridge and our ability to achieve our long-term objectives as we continue to execute our long-term growth strategy.”
Financial Results for First Quarter Fiscal Year 2016
Revenues for the three months ended September 30, 2015 were $595 million, an increase of $39 million, or 7%, compared to $556 million for the three months ended September 30, 2014. The $39 million increase was driven by higher recurring fee revenues of $35 million, or 10%, higher event-driven fee revenues of $3 million, or 9%, and higher distribution revenues of $12 million, or 7%. The positive contribution from recurring fee revenues reflected gains from Net New Business (4pts), contributions from acquisitions (4pts) and internal growth (2pts). Fluctuations in foreign currency exchange rates negatively impacted revenues by $11 million. The Company defines Net New Business as recurring revenue from closed sales less recurring revenue from client losses.
Operating income for the three months ended September 30, 2015 was $59 million, an increase of $2 million, or 4%, compared to $57 million for the three months ended September 30, 2014. The increase is due to higher revenues, partially offset by higher operating expenses. Operating income margins decreased to 9.9% compared to 10.3% for the comparable prior year period due to increased amortization of acquired intangibles. Adjusted operating income margins were 11.5% compared to 11.4% for the same period last year.

For the first quarter of fiscal year 2016, Net earnings increased 3% to $34 million, compared to $33 million for the prior year period, primarily due to higher revenues. Adjusted Net earnings increased 8% to $40 million compared to $37 million for the prior year period.
Diluted earnings per share increased to $0.28 per share compared to $0.26 per share for the same period last year. Adjusted Diluted earnings per share were $0.33 compared to $0.30 per share for the same period last year. Acquisition Amortization and Other Costs, net of taxes, decreased Diluted earnings per share by $0.05 and $0.03 for the three months ended September 30, 2015 and 2014, respectively.
Closed sales for the three months ended September 30, 2015 were $17 million, a decrease of $15 million, or 47%, compared to $32 million for the three months ended September 30, 2014. The decrease is the result of two large sales that were signed during the prior year period which elevated the prior period total. Closed sales were previously described by the Company as recurring revenue closed sales.
In addition, during the first quarter, the Company repurchased 0.1 million shares of Broadridge common stock at an average price of $54.89 per share.

Analysis of First Quarter Fiscal Year 2016
Investor Communication Solutions
Investor Communication Solutions segment’s Revenues for the three months ended September 30, 2015 were $430 million, an increase of $35 million, or 9%, compared to $394 million for the three months ended September 30, 2014. The increase was attributable to higher recurring fee revenues which contributed $20 million, higher event-driven fee revenues which contributed $3 million, and a $12 million increase in distribution revenues. The increase in higher recurring fee revenues of 10% was driven by: (i) contributions from recent acquisitions (7pts); and (ii) Net New Business from increases in revenues from closed sales (4pts); which were offset by (iii) a decrease in internal growth as a result of lower fund fulfillment revenues (-1pt). Position growth compared to the same period in the prior year, which is a component of internal growth, was 6% for mutual fund interims and 2% for annual equity proxy communications. Higher event-driven fee revenues were the result of increased equity proxy specials and corporate actions communications activity.
Global Technology and Operations
Global Technology and Operations segment’s Revenues for the three months ended September 30, 2015 were $177 million, an increase of $14 million, or 9%, compared to $163 million for the three months ended September 30, 2014. The 9% increase was attributable to: (i) higher Net New Business from closed sales (4pts); (ii) higher internal growth from higher trade and non-trade activity levels (4pts); and (iii) revenue from a recent acquisition (1pt).
Other
Pre-tax loss decreased by $4 million in the first quarter of fiscal year 2016. The decreased loss was mainly due to lower compensation expense, partially offset by an increase in interest expense.
Fiscal Year 2016 Financial Guidance     The Company continues to anticipate:

•	Recurring fee revenue growth in the range of 10% to 12% and total revenue growth in the range of 8% to 10%

•	Adjusted Operating income margin of ~18.4%

•	Effective tax rate of ~34.8%

•	Adjusted Diluted earnings per share growth in the range of 8% to 12%

•	Free cash flows in the range of $350 million to $400 million

•	Closed sales in the range of $120 million to $160 million
Our guidance does not take into consideration the effect of any future acquisitions, additional debt or share repurchases.
Explanation of the Company’s Use of Non-GAAP Financial Measures
The Company's results in this press release are presented in accordance with generally accepted accounting principles in the United States ("GAAP") except where otherwise noted. In certain circumstances, results have been presented on an adjusted basis and are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

With regard to statements in this press release that include certain Non-GAAP financial measures, the adjusted operating income and adjusted earnings measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing performance. These adjusted measures exclude the impact of Acquisition Amortization and Other Costs which represent the amortization charges associated with intangible asset values as well as other deal costs associated with the Company’s acquisition activities.

The Adjusted Operating income margin and Adjusted Diluted earnings per share fiscal year 2016 guidance provided above is adjusted to exclude the projected impact of Acquisition Amortization and Other Costs.

We provide information on our Free cash flows because we believe this helps investors understand the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments. Free cash flows is a Non-GAAP measure and is defined by the Company as Net cash flows provided by operating activities less capital expenditures, software purchases and capitalized internal use software.

The Company believes Non-GAAP financial information helps investors understand the effect of these items on our reported results and provides a better representation of our operating performance. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between our current results and prior reported results, and as a basis for planning and forecasting for future periods.

Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.

Earnings Conference Call
An analyst conference call will be held today, Thursday, November 5, 2015 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com. The presentation will also be available to download and print approximately one hour before the webcast. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.
About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes on average $5 trillion in equity and fixed income trades per day. Broadridge employs approximately 7,400 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2016 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the “2015 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2015 Annual Report.

These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information
Investors:
Brian S. Shipman, CFA
Broadridge Financial Solutions, Inc.
Vice President, Head of Investor Relations
(516) 472-5129

Broadridge Financial Solutions, Inc.
Condensed Consolidated Statements of Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2015	2014
Revenues	$594.7	$555.8
Operating expenses:
Cost of revenues	438.6	406.5
Selling, general and administrative expenses	97.1	92.2
Total operating expenses	535.7	498.7

Operating income	59.1	57.1
Non-operating expenses, net	7.4	7.1
Earnings before income taxes	51.7	50.0
Provision for income taxes	18.1	17.5
Net earnings	$33.5	$32.5
Basic earnings per share	$0.28	$0.27
Diluted earnings per share	$0.28	$0.26
Weighted-average shares outstanding:
Basic	118.3	119.8
Diluted	121.7	123.9
Dividends declared per common share	$0.30	$0.27

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)

	September 30, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$286.3	$324.1
Accounts receivable, net of allowance for doubtful accounts of $3.6 and $3.8, respectively	410.8	444.5
Other current assets	98.4	92.8
Total current assets	795.5	861.4
Property, plant and equipment, net	100.4	97.3
Goodwill	969.6	970.5
Intangible assets, net	188.5	195.7
Other non-current assets	245.6	243.2
Total assets	$2,299.5	$2,368.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$111.7	$115.9
Accrued expenses and other current liabilities	223.8	320.4
Deferred revenues	77.5	72.6
Total current liabilities	413.0	508.9
Long-term debt	734.4	689.4
Deferred taxes	52.7	61.7
Deferred revenues	76.1	75.2
Other non-current liabilities	99.1	105.1
Total liabilities	1,375.3	1,440.3
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 118.3 and 118.2 shares, respectively	1.6	1.6
Additional paid-in capital	866.0	855.5
Retained earnings	1,130.1	1,132.0
Treasury stock, at cost: 36.2 and 36.3 shares, respectively	(1,040.5)	(1,040.4)
Accumulated other comprehensive income (loss)	(32.9)	(20.9)
Total stockholders’ equity	924.2	927.8
Total liabilities and stockholders’ equity	$2,299.5	$2,368.1

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Segment Results
(In millions)
(Unaudited)

	Revenues
	Three Months Ended September 30,
	2015	2014

Investor Communication Solutions	$429.7	$394.4
Global Technology and Operations	176.8	162.6
Foreign currency exchange	(11.7)	(1.2)
Total	$594.7	$555.8

	Earnings (Loss) before Income Taxes
	Three Months Ended September 30,
	2015	2014

Investor Communication Solutions	$33.9	$37.7
Global Technology and Operations	30.3	25.9
Other	(13.9)	(17.8)
Foreign currency exchange	1.3	4.2
Total	$51.7	$50.0

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc. Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,
	2015	2014
Adjusted Operating income (Non-GAAP)	$68.4	$63.5
Acquisition Amortization and Other Costs	(9.4)	(6.4)
Operating Income (GAAP)	$59.1	$57.1
Adjusted Operating income margin (Non-GAAP)	11.5%	11.4%
Operating income margin (GAAP)	9.9%	10.3%

	Three Months Ended September 30,
	2015	2014

Adjusted Net earnings (Non-GAAP)	$39.6	$36.7
Acquisition Amortization and Other Costs, net of taxes	(6.1)	(4.2)
Net earnings (GAAP)	$33.5	$32.5

	Three Months Ended September 30,
	2015	2014
Adjusted Diluted earnings per share (Non-GAAP)	$0.33	$0.30
Acquisition Amortization and Other Costs, net of taxes	(0.05)	(0.03)
Diluted earnings per share (GAAP)	$0.28	$0.26

	Three Months Ended September 30,
	2015	2014

Free cash flows (Non-GAAP)	$(42.4)	$9.7
Capital expenditures, software purchases and capitalized internal use software	17.8	7.4
Net cash flows (used in) provided by operating activities (GAAP)	$(24.6)	$17.1

Amounts may not sum due to rounding.

Broadridge Financial Solutions, Inc.
Reconciliation of Non-GAAP to GAAP Measures
Diluted Earnings Per Share Growth and Operating Income Margin
Fiscal Year 2016 Guidance
(Unaudited)

Earnings Per Share Growth Rate (1)	FY16 Guidance
Adjusted Diluted earnings per share (Non-GAAP)	8% - 12% growth
Diluted earnings per share (GAAP)	7% - 12% growth

Operating Income Margin (2)	FY16 Guidance
Adjusted Operating income margin % (Non-GAAP)	~18.4%
Operating income margin % (GAAP)	~17.3%

(1) Adjusted Diluted EPS growth (Non-GAAP) is adjusted to exclude the projected impact of Acquisition Amortization and Other Costs. Fiscal year 2016 Non-GAAP Adjusted Diluted EPS guidance estimates exclude Acquisition Amortization and Other Costs, net of taxes, of $0.18 per share.

(2) Adjusted Operating income margin % (Non-GAAP) is adjusted to exclude the projected impact of Acquisition Amortization and Other Costs. Fiscal year 2016 Non-GAAP Adjusted Operating income margin guidance estimates exclude Acquisition Amortization and Other Costs of $34 million.

Note: Guidance does not take into consideration the effect of any future acquisitions, additional debt, and/or share repurchases.